Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Talon International, Inc. (formerly known as Tag-it Pacific, Inc.) of our report dated April 9, 2007 relating to our audits of the consolidated financial statements , and the financial statement schedule, which appear in the Annual Report on Form 10-K of Talon International, Inc. for the year ended December 31, 2006.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN

SINGER LEWAK GREENBAUM & GOLDSTEIN

Los Angeles, California
August 10, 2007